Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 16, 2022, relating to the consolidated financial statements and financial statement schedule of Southern Company Gas (the “Company”) appearing in the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Atlanta, Georgia
April 29, 2022